EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Graf Acquisition Corp. IV (the “Company”) for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (the “Report”), I, Sterling Cross, Chief Financial Officer and Treasurer of the Company, certify, pursuant to 18 U.S.C.  §1350, as adopted by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 31, 2023
	By:	/s/ Sterling Cross
	Name:	Sterling Cross
	Title:	Chief Financial Officer and Treasurer
(Principal Financial an Accounting Officer)